UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

[] Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MAXIM SERIES FUND, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Maxim Series Fund, Inc.
Outbound Call Script

Good (morning, afternoon, evening,) My name is (Full Name).

May I please speak with Mr./Mrs. (full name)?

I am calling on behalf of a current investment with the Maxim Series Fund (through your relationship with Great-West Life & Annuity Insurance Company (if applicable)).

Recently we sent you proxy materials for the Special Meeting of Shareholders that was scheduled for December 10th and have not received your proxy.  The meeting has been adjourned to December 22nd.  The Fund’s Board of Directors is recommending that you vote in favor of the proposals.  For your convenience, may I take your vote now over the phone?

If “Yes” or positive response:

Would you like to vote along with the Board’s recommendations?

Would you like to vote all of your accounts accordingly?

(Record all votes as shareholder requests.)

*Confirmation –I am recording your (in favor/against/abstain) vote on a recorded line.
 For confirmation purposes:
• I am a proxy voting specialist acting on behalf of the Maxim Series Fund.
• Today's date is (date) and the time is (time).
• Please state your full name. (pause for response)
• Please verify your full mailing address (street, city, state, zip code).  (pause for response)
• (If shareholder is not an individual) Please verify the company's full mailing address (street, cite, state, zip code).  (pause for response)
• (If Shareholder is not an individual) Please confirm that you have authority to vote on behalf of [name of shareholder].

For Favorable Vote:

Mr./Ms. ___________, I have recorded your vote as follows, for all of your Maxim accounts you are voting the Board's recommendations in favor of each proposal (or specified proposals) as set forth in the proxy materials you received, is that correct?  (pause for response)

For Non-Favorable Vote:

Mr./Ms. ___________, I have recorded your vote as follows, for all of your Maxim accounts you are voting against each proposal (or specified proposals) as set forth in the proxy materials you received, is that correct?  (pause for response)

For Absentions:
Mr./Ms. ___________, I have recorded your vote as follows, for all of your Maxim accounts you are abstaining on each proposal (or specified proposals) as set forth in the proxy materials you received, is that correct?  (pause for response)

Thank you.  You will receive written confirmation of your voting instructions within 3 to 5 business days.  Once you receive your confirmation, if you have any questions or changes, feel free to contact us at the toll free number listed on the confirmation.  Mr./Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (insert appropriate closing).

Rebuttals

If not received:

I can resend the materials to you.  Due to time constraints, however, we are e-mailing proxy materials to ensure delivery before the meeting date.  Do you have an email that these materials can be sent to?  (If yes, type the email address in the notes and read it back phonetically to the shareholder.)

Thank you.  You should receive the materials shortly.  The materials will inform you of the proposals being acted upon at the meeting and the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the materials.  Thank you again, and have a wonderful day/evening.

If shareholder asks what we mean by “all accounts accordingly”

“This means would you like to vote all of your accounts with (name of investment) ________.” (In favor, against, or abstaining)

If shareholder asks how many accounts he has.

“Currently my system shows ____ accounts, but depending on how the account is registered, additional accounts may not be grouped with your main account.”

If Shares were sold after Record Date.
Since you were a shareholder on the date of record, which was October 11, 2010, you are still entitled to cast your vote.  If you would like, I can go over the proxy materials with you now and assist you in placing your vote.

If Unsure of Voting.
Would you like me to review the proposals with you?  (Answer all the shareholders’ questions and ask them if they wish to vote over the phone.  If they agree, return to the authorized voting section.)

If Not Interested.
I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please review the proxy materials carefully, and fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

Maxim Series Fund, Inc.
Outbound Call Script (For Internal Use Only)

Good (morning, afternoon, evening,) My name is (Full Name).

May I please speak with Mr./Mrs. (full name)?

I am calling on behalf of Maxim Series Fund, Inc.  Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders scheduled for December 10th and have not received your proxy.  This meeting has now been adjourned to December 22nd.

Have you received the proxy materials?

If not received:
Please obtain email address that proxy materials can be emailed to and include it in the Excel spreadsheet.

If prepared to vote:
Please forward them to the proxy vendor at 1-866-864-7964.

What is happening?
The Maxim Series Fund, Inc. is holding a Special Meeting to ask shareholders to consider and approve amended and restated articles of incorporation that would make certain changes to the current provisions of the Fund’s Articles of Incorporation.

What am I being asked to vote on?
1.  TO APPROVE AMENDMENTS TO AND THE RESTATEMENT OF THE ARTICLES OF INCORPORATION OF THE FUND:

(a)  To permit the Board of Directors to add new classes of shares to certain portfolios of the Fund;EXPLANATION – Permits Board of Directors to add a new share class to existing funds with a single class of shares.  Has no effect on current shareholders.
(b)  To reduce the vote required to approve certain matters submitted to shareholders for approval; and
EXPLANATION – To update the Articles of Incorporation to lower the shareholder vote required to approve certain corporate matters consistent with current Maryland law (the Fund is incorporated in Maryland).
(c)  To permit the Board of Directors to classify or reclassify unissued shares of capital stock of the Fund.
EXPLANATION – For example, the Fund has numerous authorized but unissued shares of stock.  This permits the Board to allocate authorized but unissued shares of stock to new Portfolios as they are made available.  Has no effect on current shareholders.

Contents of the proxy package:
Proxy Statement (common to all portfolios), proxy ballot(s), business reply envelope.

How does the Board of Directors recommend I vote?
The Board of Directors, including all of the Directors who are not “interested persons” of the Fund, recommends that shareholders vote FOR the approval of the proposed amendments to and restatement of the Articles of Incorporation of the Fund.

How to Vote:
By Touch-Tone Phone:	Call 1-866-458-9863. You will need the control number found on the card.

With a Live Operator: Call 1-866-864-7964. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

By Internet:	Go to www.proxyonline.com and follow the instructions found on the website. You will need the control number found on the card.

By Mail:	Using the postage-paid envelope mailed with the proxy ballot

IMPORTANT NOTICE Please vote utilizing one of convenient methods described below.

Maxim Series Fund, Inc.
8515 East Orchard Road
Greenwood Village, Colorado 80111
December 10, 2010
Dear Valued Shareholder:

We need your help.  Today’s Special Meeting of Shareholders of the Maxim Series Fund, Inc. has been adjourned until December 22nd to give shareholders who have yet to cast their vote additional time to do so.  We are writing to you because our records indicate that you are one of the largest shareholders in one or more of the portfolios of the Maxim Series Fund, Inc. who has yet to cast your proxy vote for the Special Meeting.  During the last two weeks, you may have received a follow-up call from a representative urging you to cast your vote in time for the meeting.  We are asking you to please take a minute to cast your vote today so that the Fund can avoid further delays and additional expenses associated with holding this Meeting.  Due to the significant size of your investment, your vote is critical to the outcome of this Meeting.

Recently we sent to you proxy materials for the Special Meeting of Shareholders.  For reasons set forth in that proxy statement, the Fund’s Board of Directors recommends that you vote in favor of all proposals.  If you need another copy of that proxy statement, please call to let us know and we will have that mailed to you.

Please cast your vote today utilizing one of the convenient voting methods listed below.  Should you have any questions regarding the meeting agenda or about how to vote your proxy, please call the toll-free number listed below.  Thank you for your prompt assistance to this important matter regarding your investment.

Sincerely,

Ryan L. Logsdon
Assistance Vice President, Counsel & Secretary
Maxim Series Fund, Inc.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.
Vote by Phone. Simply dial toll-free 1-866-864-7964.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.  Please have your proxy ballot(s) available at the time of the call.

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto www.proxyonline.com and enter your control number found on the enclosed proxy card.

3.
Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.  If convenient for you, please utilize one of the two options above to ensure that your vote is received by December 22nd.